Exhibit 32.1

Certification of CEO and CFO
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of National Tax Credit Partners, L.P. (the "Partnership"), for the quarterly period ended June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Brian Flaherty, as the equivalent of the chief executive officer of the Partnership, and Edward Schmidt, as the equivalent of the chief financial officer of the Partnership, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/Brian Flaherty
Name: Brian Flaherty
Date: August 14, 2013

/s/Edward Schmidt
Name: Edward Schmidt
Date: August 14, 2013

This certification is furnished with this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.